SCHEDULE 14A

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for use of the Commission only
          (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-12

                                  NYMAGIC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

        (2)      Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)      Proposed maximum aggregate value of transaction:

        (5)      Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)      Amount Previously Paid:

        (2)      Form, Schedule or Registration Statement no.:

        (3)      Filing party:

        (4)      Date filed:

                                  NYMAGIC, INC.
                               330 MADISON AVENUE
                            NEW YORK, NEW YORK 10017

                         -------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 22, 2002

                         -------------------------------


TO OUR SHAREHOLDERS:

            The Annual Meeting of Shareholders of NYMAGIC, INC., a New York corporation (the "Company"), will be held at its offices at 330 Madison Avenue, New York, New York 10017 on Wednesday, May 22, 2002, at 9:30 A.M., local time, for the following purposes:

            1. To elect eleven members to the Board of Directors to hold office until the 2003 annual meeting and until their successors are duly elected and qualified;

            2. To consider and act upon a proposal to ratify the re-appointment of KPMG LLP as our independent public accountants for the year ending December 31, 2002;

            3. To consider and act upon a proposal to approve the adoption of the NYMAGIC, INC. 2002 Nonqualified Stock Option Plan; and

            4. To transact such other business as properly may come before the Annual Meeting and any adjournment or postponement thereof.

            All of the above matters more fully are described in the accompanying Proxy Statement.

            The close of business on April 19, 2002, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

            IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING AND TO ASSURE A QUORUM, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY PROMPTLY. A POSTAGE-PAID, RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE THEIR SHARES IN PERSON.

                                        BY ORDER OF THE BOARD OF DIRECTORS OF
                                        NYMAGIC, INC.

                                        Paula-Jane Seidman
                                        Vice President, General Counsel
                                        and Corporate Secretary

April 26, 2002

                                  NYMAGIC, INC.
                               330 MADISON AVENUE
                            NEW YORK, NEW YORK 10017

                         -------------------------------

                                 PROXY STATEMENT

                         -------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                             WEDNESDAY, MAY 22, 2002

                         -------------------------------

            This Proxy Statement and accompanying form of proxy are being sent to the shareholders of NYMAGIC, INC., a New York corporation ("NYMAGIC" or the "Company"), on or about April 26, 2002, in connection with the solicitation of proxies by the Board of Directors of NYMAGIC to be voted at the Annual Meeting of Shareholders, and any adjournment thereof, to be held at 9:30 A.M., local time, at the offices of the Company at 330 Madison Avenue, New York, New York 10017 on Wednesday, May 22, 2002 (the "Annual Meeting").

            Who Can Vote. Shareholders of record of NYMAGIC common stock, $1.00 par value per share, (the "Common Stock" or "NYMAGIC Common Stock") outstanding as of the close of business on April 19, 2002, the record date, will be entitled to notice of and to vote at the Annual Meeting. On April 19, 2002, there were 9,275,832 outstanding shares of Common Stock held by approximately 81 record holders. Each share of Common Stock is entitled to one vote on each matter to be presented at the Annual Meeting. There are no cumulative voting rights.

            How You Can Vote. You can only vote your shares if you are either present in person or represented by proxy at the Annual Meeting. It is the policy of the Company that all proxy cards and ballots which identify shareholders be kept secret. Proxy cards are returned in envelopes addressed to Mellon Investor Services, LLC, the Company's transfer agent, which receives, inspects and tabulates the proxies. When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented by the proxy card will be voted in accordance with the shareholder's instructions. If a proxy card is returned and the shareholder has made no specifications with respect to voting matters, the shares will be voted FOR all nominees for Director identified on pages 2 and 3, FOR the proposal to ratify the re-appointment of KPMG LLP as the Company's independent public accountants for the year ending December 31, 2002 and FOR the proposal to approve the adoption of the NYMAGIC, INC. 2002 Nonqualified Stock Option Plan. If any other matter properly is presented, the proxyholders will vote your shares in accordance with his or her best judgment.

            Revocation of Proxies. Any shareholder of NYMAGIC may revoke any proxy given pursuant to this solicitation by written notice delivered to the attention of: Corporate Secretary, NYMAGIC, INC., 330 Madison Avenue, New York, New York 10017, at any time prior to its use; by timely delivering another proxy dated after the proxy that you wish to revoke or by voting in person at the Annual Meeting.

            Required Votes. The form of proxy provides space for a shareholder to withhold voting for any of the nominees for the Board of Directors or to abstain from voting on any other proposal if the shareholder chooses to do so. Directors are elected by a plurality of the votes cast. Proxies submitted by brokers who do not indicate a vote for some or all of the items voted on because they do not have discretionary voting authority and have not received voting instructions are called "broker non-votes." Since each matter, with the exception of the election of Directors, requires the affirmative vote of the majority of the shares present at the Annual Meeting, in person or by proxy, an abstention on the proposal to ratify the selection of our auditors and/or the proposal to approve the adoption of the NYMAGIC, INC. 2002 Nonqualified Stock Option Plan, will have the practical effect of a negative vote since it represents one less vote for approval.

            Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock is necessary to constitute a quorum at the Annual Meeting. For purposes of determining whether a quorum is present, abstentions and broker non-votes will be included.

            A list of shareholders entitled to vote at the Annual Meeting will be available for inspection by shareholders during ordinary business hours at the principal executive offices of NYMAGIC located at 330 Madison Avenue, New York, New York 10017, for a period of ten days before, and at the time and place of, the Annual Meeting.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

            Information concerning the nominees for election to the Board of Directors is set forth below. Each nominee for election to the Board of Directors has consented to being named as a nominee and has agreed to serve if elected. NYMAGIC's Amended and Restated By-Laws provide for a Board of Directors consisting of not fewer than nine nor more than nineteen Directors. Effective as of the date of the Annual Meeting, the Board has fixed the number of Directors at eleven. If elected, each Director would serve for a one-year term, expiring at the Company's 2003 annual meeting of shareholders and until his successor is duly elected and qualified. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. If we do not name a substitute nominee, the size of the Board of Directors will be reduced. We are not aware of any circumstances that would render any nominee for Director unavailable.

            The Board of Directors has nominated Messrs. John R. Anderson, Glenn Angiolillo, Robert W. Bailey, John N. Blackman, Jr., Mark W. Blackman, A. George Kallop, William J. Michaelcheck, William D. Shaw, Jr., Robert G. Simses, George
R. Trumbull, III and Glenn R. Yanoff to serve as Directors and, unless otherwise marked, a proxy will be voted FOR the election of such persons. Six Directors elected at our 2001 annual meeting of shareholders, Messrs. Jonathan S. Bannett, John Kean, Jr., Costa N. Kensington, Charles A. Mitchell, William R. Scarbrough and Edward J. Waite, III, are not standing for re-election to the Board of Directors at the Annual Meeting. Mr. Kean resigned from the Board of Directors effective March 26, 2002, and Mr. Mitchell resigned effective April 4, 2002; the remaining Directors who are not standing for re-election will continue to serve on the Board of Directors until their successors are duly elected and qualified at the Annual Meeting.

            Certain Company shareholders and Mariner Partners, Inc. entered into a voting agreement dated as of February 20, 2002, and as amended March 1, 2002, with respect to approximately 59.77% of the Company's issued and outstanding Common Stock as of the record date concerning, in part, the election and nomination of Directors at the Annual Meeting (the "Voting Agreement"). At the Board of Directors April 9, 2002 Special Meeting, the slate of nominees for election as Directors at the Annual Meeting was proposed by the Nominating Committee and approved by the Board of Directors in accordance with the terms of the Voting Agreement. Additional information concerning the Voting Agreement is contained below under the caption "Changes in Control."

       THE BOARD RECOMMENDS A VOTE "FOR" THE ELEVEN NOMINEES LISTED BELOW.

            The following presents certain information concerning the nominees for election as Directors, including all positions and offices with the Company and its predecessors, terms of office as Director and periods during which the nominee served as such, current membership on Committees of the Board of Directors of the Company and business experience during the last five years.

                             NOMINEES FOR DIRECTORS

NAME                                   AGE       DIRECTOR SINCE                    POSITION
----                                   ---       --------------                    --------
John R.  Anderson (2)                  57              1999                        Director
Glenn Angiolillo                       48                *
Robert W. Bailey (1)(4)                68              1999          Chairman and Chief Executive Officer
John N. Blackman, Jr. (1)(2)(3)(4)     55              1975                        Director

Mark W. Blackman (1)(3)(4)             50              1979                        Director
A. George Kallop                       56                *
William J. Michaelcheck                55                *
William D. Shaw, Jr.                   56                *
Robert G. Simses (1)(4)                55              2001                        Director
George R. Trumbull, III                57                *
Glenn R. Yanoff (2)                    45              1999                        Director

-------------

*   Nominated for Director beginning 2002.
(1) Member of Executive Committee.
(2) Member of Finance Committee.
(3) Member of Stock Option and Compensation Committee.
(4) Member of Nominating Committee.

            John R. Anderson served as the president and owner of Cedarhill Consultants, Inc., an insurance consulting firm, as well as a sales consultant for the S&W Agency, Inc., an insurance agency, until his retirement in December 2001. From 1991 through December 1998, Mr. Anderson was a 50% owner of the Compain-Anderson Group, Inc., a general agency of Guardian Life Insurance Company.

            Glenn Angiolillo has served as president of GJA Corp., a consulting and advisory firm specializing in wealth management, since 1998. Previously, Mr. Angiolillo was a partner and member of the Management Committee in the law firm of Cummings & Lockwood where he concentrated in the areas of corporate law, mergers and acquisitions and banking and finance. Mr. Angiolillo serves on the boards of directors of Farrel Corporation and Tauck, Inc.

            Robert W. Bailey became Chairman of the Board and Chief Executive Officer of the Company in December 1999, having served as its acting Chairman from June 1999 and its acting Chief Executive Officer from August 1999. From June 1997 to April 1999, Mr. Bailey was a senior vice president of AON Re, Inc., a reinsurance intermediary and a subsidiary of The AON Group. From 1989 through June 1997, he was president and chief operating officer of BEP International, a reinsurance intermediary and a subsidiary of Sodarcan Group.

            John N. Blackman, Jr. served as Chairman of the Board of the Company from 1988 through September 1998. He was employed by the Company or its subsidiaries from 1973 until September 1998. Mr. Blackman is the brother of Mark
W. Blackman.

            Mark W. Blackman was President of the Company from 1988 through September 1998. He was employed by the Company or its subsidiaries from 1977 until September 1998. Mr. Blackman is the brother of John N. Blackman, Jr.

            A. George Kallop is a principal of Mariner Investment Group, Inc. He has specialized in the areas of corporate finance and real estate since joining the firm in 1999. Previously, Mr. Kallop was a managing director of Bear, Stearns & Co. Inc., a global investment banking, securities and brokerage firm.

            William J. Michaelcheck founded Mariner Investment Group, Inc., a professional asset management company, in 1992 and continues to serve as the chairman of its board of directors. Previously, he was an executive vice president of Bear Stearns Companies Inc., the parent company of Bear, Stearns & Co. Inc., and a Senior Managing Director of Bear, Stearns & Co. Inc.

            William D. Shaw, Jr. has been a managing member of Mariner LLC since 1999. From 1998 to 1999, Mr. Shaw served as chairman of the board of directors of Aubrey G. Lanston & Co. Inc., and also served as its president and chief executive officer from 1993 to 1998.

            Robert G. Simses has served as a partner in the law firm of Warwick Simses Bauer & Banister since 2001. Previously, Mr. Simses was a partner in the law firm of Cummings & Lockwood.

            George R. Trumbull, III has served as chairman of the board of directors and chief executive officer of Encompys, Inc., a provider of straight-through processing solutions, since February 2001. Previously, Mr. Trumbull served as chief executive officer of AMP Limited, an Australian insurance and asset management company.

            Glenn R. Yanoff is the chief executive officer, president and owner of Crackerjack Systems, Inc., a corporation that provides services to the insurance industry, where he has been employed since 1996. In addition, Mr. Yanoff serves as a vice president and insurance underwriter with I. Arthur Yanoff & Co., Ltd.

                      COMMITTEES OF THE BOARD OF DIRECTORS

            NYMAGIC has five standing Committees of the Board of Directors, including an Audit Committee, an Executive Committee, a Finance Committee, a Nominating Committee and a Stock Option and Compensation Committee. During 2001, the Board of Directors held five meetings. The Audit Committee, Executive Committee, Finance Committee, Nominating Committee and Stock Option and Compensation Committee held eight, two, four, one and four meetings, respectively. During their service as members of the Board in 2001, each of the Company's Directors attended 75% or more of the aggregate number of meetings of the Board and of each Committee on which he served.

            Audit Committee. The Audit Committee consists of the following
Directors: Messrs. William R. Scarbrough (Chairman), Jonathan S. Bannett, Costa
N. Kensington and Edward J. Waite, III. The Audit Committee's responsibilities include (i) reviewing the Company's external and internal audit functions and the adequacy of the internal accounting and financial controls, (ii) reviewing with the independent auditors their report on the Company's financial statements and (iii) reviewing the professional services proposed to be provided by the independent auditors and to consider the possible effect of such services on their independence. The Board of Directors approved the Charter of the Audit Committee of the Board of Directors in June 2000. The Board of Directors reviews and assesses the adequacy of the Charter of the Audit Committee on an annual basis. A copy of the Company's Charter of the Audit Committee was attached to the 2001 proxy statement as Appendix A. Because Messrs. Scarbrough, Bannett, Kensington and Waite are not standing for re-election to the Board at the Annual Meeting, it is anticipated that at the meeting of the Board following the Annual Meeting, new Audit Committee members will be appointed. Certain of this information is set forth below in the Audit Committee Report.

            Securities and Exchange Commission rules require that we disclose our compliance with New York Stock Exchange ("NYSE") listing standards regarding the independence of our Audit Committee members and any inclusion on the Audit Committee of a non-independent Director. Currently, all of our Audit Committee members are "independent" as defined under Section 303.01 of the NYSE's listing standards, except Mr. Kensington, who is a member of a law firm that provided legal services to the Company in 2001. Additional information concerning Mr. Kensington's relationship to the Company is described under the caption "Certain Relationships and Related Transactions" below. As permitted under Section 303.01(B)(3)(b) of the NYSE's listing standards, the Board of Directors has determined in its business judgment that Mr. Kensington's business relationship with the Company would not interfere with his exercise of independent judgment and that his membership on the Audit Committee is required in the best interests of the Company and its shareholders. This determination was based on the assessment by the Board of Directors of Mr. Kensington's business experience and his knowledge of accounting, legal and related issues.

            Executive Committee. The Executive Committee may exercise all powers of the Board of Directors in the management of the business and affairs of the Company during intervals between meetings of the Board of Directors. The Executive Committee consists of the following Directors: Messrs. Robert W. Bailey, John N. Blackman, Jr., Mark W. Blackman and Robert G. Simses.

            Finance Committee. The Finance Committee monitors and reviews the Company's financial position and investment policy. The Company's investment policy is reviewed quarterly and conforms to the requirements contained in the New York State Insurance Law and Regulations. The Finance

Committee consists of the following Directors: Messrs. John R. Anderson, John N. Blackman, Jr., Edward J. Waite, III and Glenn R. Yanoff.

            Nominating Committee. The Nominating Committee is responsible for recommending qualified candidates for Director positions whose terms are to expire or are vacant. The Nominating Committee provides a report to the Board of Directors setting forth certain information about each candidate it is recommending. Any Director may recommend other candidates for available Director positions, provided that specified information about such candidates is given. The Nominating Committee will consider responsible recommendations by shareholders of candidates to be nominated as Directors of the Company. All such recommendations must be in writing and addressed to the Corporate Secretary of the Company, and must provide such information about the candidate which the Company would need to include in any proxy statement for the election of Directors as well as the consent of the candidate to being named in the proxy material and to serving if elected. By accepting a shareholder recommendation for consideration, the Nominating Committee does not undertake to adopt or to take any other action concerning the recommendation or to give the proponent its reasons for any action or failure to act. Additional information concerning shareholder proposals is contained below under the caption "Submission of Shareholder Proposals and Discretionary Voting." The Nominating Committee consists of the following Directors: Messrs. Robert W. Bailey, John N. Blackman, Jr., Mark W. Blackman and Robert G. Simses.

            Stock Option and Compensation Committee. The Stock Option and Compensation Committee is charged with the administration of the Company's 1991 Stock Option Plan and 1999 Phantom Stock Plan and the review and approval of the Company's salary structure and benefit packages. Additional information concerning the administration of these two plans and the policies of the Stock Option and Compensation Committee is contained below under the caption "Report of the Stock Option and Compensation Committee on Executive Compensation." The Stock Option and Compensation Committee consists of the following Directors:
Messrs. Jonathan S. Bannett, John N. Blackman, Jr. and Mark W. Blackman.

                        EXECUTIVE OFFICERS OF THE COMPANY

            The following table sets forth the name, position, age and year first elected for each of the persons currently serving as an executive officer of the Company. Each executive officer was elected in 2001 to serve until the meeting of the Board following the 2002 Annual Meeting or until his or her earlier death, resignation or removal.

NAME                                        POSITION                                 AGE         YEAR FIRST ELECTED
----                                        --------                                 ---         ------------------
Robert W. Bailey         Chairman and Chief Executive Officer                         68                1999
Lawrence S. Davis        Executive Vice President and Chief Operating Officer         54                2000
George F. Berg           Vice President                                               60                1996
Charles A. Mitchell      Vice President                                               53                1981
Thomas J. Iacopelli      Chief Financial Officer and Treasurer                        41                1989
Paula-Jane Seidman       Vice President, General Counsel and Corporate                56                1999
                         Secretary

            A description of Mr. Bailey's business experience appears above under the caption "Proposal No. 1: Election of Directors." Set forth below is a description of the business experience of the other executive officers of the Company during the last five years.

            Mr. Davis was appointed Executive Vice President and Chief Operating Officer of the Company in January 2000. Prior to joining the Company, Mr. Davis was a senior vice president of AON Re, Inc., a reinsurance intermediary from 1997. From 1993 to 1997, Mr. Davis served as a senior vice president and a regional manager of BEP International Corporation, a reinsurance intermediary.

            Mr. Berg has been Vice President-Claims of the Company since 1996.

            Mr. Mitchell has been a Vice President of the company since 1981. He has been employed by the Company or its subsidiaries since 1976 and served as a Director from 1981 until April 2002.

            Mr. Iacopelli has been Chief Financial Officer of the Company since 1989 and was elected its Treasurer in 2000.

            Ms. Seidman was elected Vice President, General Counsel and Corporate Secretary of the Company in September 1999, after having served as Assistant Vice President and Counsel of the Company since April 1997. From 1986 through March 1997, Ms. Seidman was director and counsel of The Home Insurance Company and its successor Risk Enterprise Management Limited.

                            COMPENSATION OF DIRECTORS

            Directors who are not also officers of the Company receive $8,000 and shares of the Company's Common Stock in an amount equal to $10,000 as an annual retainer. Further, they are compensated an additional $1,000 for each meeting of the Board of Directors and $750 for any Committee meeting attended. Directors who are also officers of the Company receive $350 for each meeting of the Board of Directors and any Committee meeting attended. All Directors serve on the boards of the Company's domestic subsidiaries and receive $250 for each domestic subsidiary insurance company board meeting attended, $200 for each domestic subsidiary insurance underwriter and manager board meeting attended and $100 for each committee meeting of the Company's domestic subsidiaries attended. The Company's domestic subsidiaries consist of two insurance companies, New York Marine And General Insurance Company and Gotham Insurance Company, and three insurance underwriters and managers, Mutual Marine Office, Inc., Pacific Mutual Marine Office, Inc. and Mutual Marine Office of the Midwest, Inc. For a description of compensation paid to Mr. Bailey, see information below the caption "Compensation of Executive Officers" immediately below.

                       COMPENSATION OF EXECUTIVE OFFICERS

                  The following Summary Compensation Table shows the compensation paid by the Company for services rendered during fiscal years 2001, 2000 and 1999 to the five most highly compensated executive officers of the Company as of December 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                    COMPENSATION
                                                  ANNUAL COMPENSATION                  AWARDS
                                                  -------------------                  ------

                                                                                     SECURITIES
          NAME AND                                                 OTHER ANNUAL      UNDERLYING        ALL OTHER
     PRINCIPAL POSITION         YEAR    SALARY ($)   BONUS ($)   COMPENSATION ($)   OPTIONS (#)   COMPENSATION ($)(1)
     ------------------         ----    ----------   ---------   ----------------   -----------   -------------------
Robert W. Bailey                2001     517,207        -0-           9,615             -0-              17,000
Chairman and Chief Executive    2000     500,000        35,000        9,615             -0-              21,250
Officer (2)                     1999     156,462        35,000         -0-             50,000             -0-

Lawrence S. Davis               2001     290,150        -0-           5,288             -0-              17,000
Executive Vice President and    2000     252,083        25,000         -0-             25,000            58,750
Chief Operating Officer (3)

George F. Berg                  2001     209,251         8,500        3,904             -0-              17,000
Vice President-Claims           2000     201,625        10,000         -0-              -0-              33,250
                                1999     186,000       187,000         -0-              -0-              12,000

Charles A. Mitchell             2001     185,550         7,500        3,481             -0-              17,000
Vice President                  2000     172,167        10,000        3,192             -0-              33,250
                                1999     169,192       170,000         -0-              -0-              12,000

Thomas J. Iacopelli             2001     170,737        10,000        3,192             5,000            17,000
Chief Financial Officer and     2000     160,833        15,000        2,923             -0-              33,250
Treasurer                       1999     145,210       154,500         -0-             10,000            12,000

-----------

(1) The amounts shown in this column represent contributions made by the Company on behalf of the officers listed pursuant to the terms of the Company's defined contribution retirement plans. In the case of Mr. Davis, the amount shown also includes $37,500 paid to Mr. Davis as a bonus when he became an executive officer in 2000. In the case of each of Messrs. Berg, Mitchell and Iacopelli, this amount also includes a non-recurring profit sharing payment in 2000. Additional information concerning our defined contribution retirement plans is contained below under the caption "Retirement Plans."

(2) Mr. Bailey became acting Chief Executive Officer in August 1999 and was elected Chairman and Chief Executive Officer in December 1999.

(3) Mr. Davis became Executive Vice President and Chief Operating Officer in January 2000.

         EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

            The Company does not maintain any employment contracts or termination of employment or change-in-control agreements with its executive officers, except for an Executive Severance Pay Plan for the benefit of Lawrence
S. Davis. Under this Plan, Mr. Davis is entitled to a severance payment equal to 200% of his then applicable annual base salary in the event of an involuntary termination (as defined in the Plan) of Mr. Davis' employment. In addition, in July 2001 the Board of Directors approved resolutions providing for the execution of severance agreements with Robert W. Bailey and Thomas J. Iacopelli. The severance agreements with Messrs. Bailey and Iacopelli will each provide for a severance payment equal to one year's salary in the event of their discharge from employment within two years of the date of a sale of the Company. It is anticipated that severance agreements conforming to the July 2001 Board resolutions will be executed with Messrs. Bailey and Iacopelli in the next several months.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

            The following table sets forth information regarding stock option grants to the persons named in the Summary Compensation Table during 2001.

                                                   INDIVIDUAL GRANTS
                          ---------------------------------------------------------------------
                                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                                                      ASSUMED ANNUAL RATES OF
                                                                                                   STOCK PRICE APPRECIATION FOR
                                                                                                          OPTION TERM (1)
                          NUMBER OF SECURITIES       PERCENT OF                                           ---------------
                           UNDERLYING OPTIONS    OPTIONS GRANTED TO     EXERCISE     EXPIRATION
           NAME                GRANTED (#)        EMPLOYEES IN 2001   PRICE ($/SH)      DATE       5% ($)              10% ($)
           ----                -----------        -----------------   ------------      ----       ------              -------
Robert W. Bailey                   -0-                   -0-               -0-          -0-          -0-                 -0-
Lawrence S. Davis                  -0-                   -0-               -0-          -0-          -0-                 -0-
George F. Berg                     -0-                   -0-               -0-          -0-          -0-                 -0-
Charles A. Mitchell                -0-                   -0-               -0-          -0-          -0-                 -0-
Thomas J. Iacopelli (2)           5,000                  50%              17.67       3-13-11       63,137             152,868

-----------

(1) The values shown assume that the price of the Common Stock will appreciate at the annual rates shown. These rates are assumed rates established by the Securities and Exchange Commission and are not intended as a forecast of future appreciation. The actual gain, if any, realized by the recipient will depend upon the actual performance of the Common Stock.

(2) These options vest in five equal installments on the first five anniversaries of the date of grant.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

            The following table shows stock options or phantom stock awards exercised by persons named in the Summary Compensation Table in 2001, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options and phantom stock awards as of December 31, 2001. Also reported are values for "in-the-money" options and phantom stock awards that represent the spread between the exercise price of any such existing stock options and the year-end price of the NYMAGIC Common Stock.

                                                              NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                                           OPTIONS AT FISCAL YEAR-END         FISCAL YEAR-END($)
                              SHARES                       --------------------------         ------------------
                            ACQUIRED ON        VALUE
        NAME              EXERCISE (#)(1)   REALIZED ($)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
        ----              ---------------   ------------   -----------    -------------    -----------   -------------
Robert W. Bailey               16,666         103,408        16,667         16,667          61,935           61,935
Lawrence S. Davis               5,000          32,100         -0-           20,000            -0-            81,800
George F. Berg                  6,000          17,920         2,000           -0-             -0-            -0-
Charles A. Mitchell(2)         20,000         172,273         5,000         10,000          80,450          160,900
Thomas J. Iacopelli              -0-            -0-          14,000         11,000          10,575           28,000

-----------

(1) Unless otherwise noted, all options were granted pursuant to the Company's 1991 Stock Option Plan.

(2) Includes $94,375 received upon the exercise of 5,000 shares of phantom stock granted under the Company's 1999 Phantom StocPlan.

                                RETIREMENT PLANS

            The Company maintains two retirement plans for the benefit of employees. Both plans provide for 100% vesting upon completion of two years of service. The Money Purchase Plan provides for a yearly contribution equal to 7-1/2% of an employee's cash compensation, subject to certain limitations under the Internal Revenue Code of 1986, as amended, for each year of service during which the employee has completed 1,000 hours of service and is employed on the last day of the plan year. The Profit Sharing Plan does not provide for any specified level of contribution but any contribution made is subject to the restrictions set forth above for the Money Purchase Plan. For the most recent plan year, the Company made a contribution equal to 2-1/2% of an employee's cash compensation under the Profit Sharing Plan. The Company's contributions for 2001 under the Money Purchase Plan were $12,750 for the benefit of each of Messrs. Bailey, Davis, Berg, Mitchell and Iacopelli. The Company's contributions for 2001 under the Profit Sharing Plan for the benefit of each of Messrs. Bailey, Davis, Berg, Mitchell and Iacopelli were $4,250. The Company does not maintain any defined benefit retirement plans.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and Directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission. Officers and Directors are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports which they file.

            The Company prepares Section 16(a) reports on behalf of its officers and Directors based on the information provided by them. Based solely on a review of this information, copies of such forms furnished to the Company and written representations from the Company's officers and Directors, the Company believes that, except as described below, in 2001 all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with on a timely basis, except that Mrs. Tollefson and Robert G. Simses, trustee of the Louise B. Tollefson 2000 Florida Intangible Tax Trust, were late in filing reports of Mrs. Tollefson's transfer of Common Stock to such Trust in December 2001.

                       SHARE INVESTMENT PERFORMANCE GRAPH

            Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock to the total return of the S&P 500 Index, the $500 Million$ - 1 Billion Insurance Asset Index and the 2000 Peer Group*, the latter two of which include the Company's competitors, obtained from SNL Financial LC for the period of five fiscal years commencing January 1, 1997, and ending December 31, 2001, assuming $100 invested in the Company's Common Stock and in each index on January 1, 1997, and assuming reinvestment of dividends.

                                [GRAPHIC OMITTED]

                                                                $500M-$1B             NYMAGIC, INC.
             NYMAGIC, INC.     STANDARD & POORS 500       INSURANCE ASSET INDEX     2000 PEER GROUP*
    1996        100.00                100.00                      100.00                 100.00
    1997        155.84                133.37                      150.68                 145.78
    1998        119.20                171.44                      135.31                 165.06
    1999         77.94                207.52                      100.93                 125.01
    2000        114.54                188.62                      133.37                 178.71
    2001         99.31                166.22                      140.41                 177.08

              REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

            The Stock Option and Compensation Committee of the Board of Directors (the "Committee") meets quarterly and reviews certain aspects of the Company's compensation as it affects executive and non-executive employees. Three of our Directors, Messrs. Jonathan S. Bannett, John N. Blackman, Jr. and Mark W. Blackman constitute the Committee. The Committee's review procedures during 2001 are summarized below:

      o The Company develops compensation data for all employees utilizing national and regional surveys for the insurance and brokerage industries. The Company's executive and senior officer positions

-----------

* NYMAGIC, INC. 2000 Peer Group consists of the following companies: ACE, Ltd.
(ACE), Allmerica Financial (AFC), Allstate Corp. (ALL), American Financial Group
(AFG), W.R. Berkley Corp. (BER), Berkshire Hathaway (BRKA), Chubb Corporation
(CB), Cincinnati Financial Corp. (CINF), CNA Financial (CNA), Everest Re Group, Ltd. (RE), GAINSCO Inc. (GNA), HCC Insurance Holdings (HCC), Markel Corp. (MKL), Mercury General (MCY), Ohio Casualty Corp. (OCAS), Old Republic (ORI), PMA Capital Corporation (PMACA), Progressive Corp. (PGR), RLI Corporation (RLI), SAFECO Corporation (SAFC), St. Paul Insurance Companies (SPC), Selective Insurance Group, Inc. (SIGI), Transatlantic Holdings (TRH), 21st Century Insurance Group (TW) and XL Capital Ltd. (XL).

            are matched to comparable survey positions and compensation data. The Committee uses such survey data in connection with reviewing salaries on an individual basis. The objective is to provide each such executive and senior officer with sufficient compensation to cause him or her to maintain continued employment with the Company. Bonuses generally are awarded based upon length of service and job responsibilities.

      o The Committee reviewed the compensation levels of the current Chairman and Chief Executive Officer in conjunction with the information developed from industry surveys. The Committee compares current salaries of the Company's Chairman and Chief Executive Officer with salaries of executives in similar positions in the insurance industry. It is the Committee's objective to maintain a salary level which is consistent with the mid-point range of such salaries. There are no specific performance goals for the current Chairman and Chief Executive Officer and no performance-related compensation incentives other than options. The Committee reviewed the compensation levels for executive officers excluding the current Chairman and Chief Executive Officer within the context of salary recommendations for such officers and the industry salary information. The Committee does not utilize performance objectives for executives and senior officers, as such are deemed inappropriate for the industry and markets within which the Company competes. Rather, the Committee balances the competitive marketplace pressures which might cause an officer to leave the Company along with corporate needs in the context of the recommendations of the current Chairman and Chief Executive Officer. It is the Committee's objective to maintain quality management without increasing the Company's salary expense beyond the median range indicated by the compensation surveys. No specific relationship between corporate performance for the last fiscal year and each element of compensation was considered by the Committee in determining executive compensation in general or the current Chairman and Chief Executive Officer's compensation in particular.

      o In connection with the review of non-cash compensation of executives and senior officers, the current Chairman and Chief Executive Officer from time to time, makes recommendations to the Committee with respect to the award or repricing of options pursuant to the Company's 1991 Stock Option Plan and awards of shares of phantom stock pursuant to the Company's 1999 Phantom Stock Plan. Through the use of options which vest over a three to five year period, shares of phantom stock and a competitive base salary, the Committee attempts to meet competitive marketplace pressures while at the same time focusing long-term compensation gains for executive and senior officers on areas which provide similar benefits to shareholders generally. The options and shares of phantom stock are awarded in a quantity designed to be sufficient to provide each recipient with an incentive to maintain continued employment with the Company. No outside factors other than comparative surveys were considered by the Committee in determining each element of compensation. In particular, the Committee did not consider the amount of options and shares of phantom stock outstanding or previously granted or the aggregate size of current awards in deciding to award additional options.

            The Company has reviewed the provisions of the Internal Revenue Code of 1986, as amended, and related regulations of the Internal Revenue Service which limit the deductibility of executive compensation paid to the chief executive officer and certain other executive officers to the extent such compensation exceeds $1,000,000 in any year and does not qualify for an exception under the statute or regulations. The Committee does not believe that annual cash compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and has therefore concluded that no action with respect to qualifying such compensation for deductibility is necessary at this time. The Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

                                                  RESPECTFULLY SUBMITTED,

                                                  THE STOCK OPTION AND
                                                  COMPENSATION COMMITTEE

                                                  Jonathan S. Bannett
                                                  John N. Blackman, Jr.
                                                  Mark W. Blackman

                          REPORT OF THE AUDIT COMMITTEE

            The Audit Committee is comprised of four Directors who have been appointed by the Board of Directors, including Messrs. William R. Scarbrough (Chairman), Jonathan S. Bannett, Costa N. Kensington and Edward J. Waite, III. The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is governed by the Charter of the Audit Committee that has been adopted by the Board of Directors. The Board of Directors reviews and assesses the adequacy of the Charter of the Audit Committee on an annual basis.

            This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to Regulation 14A or 14C under the Exchange Act, except as specifically provided under the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that this Audit Committee Report be treated as soliciting material or specifically incorporates this Audit Committee Report by reference therein.

            Management is responsible for the Company's internal controls and financial reporting process. KPMG LLP, the Company's independent accountants, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

            In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the Company's audited financial statements for the year ended December 31, 2001. The Audit Committee also discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). KPMG LLP have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and the Audit Committee discussed with KPMG LLP that firm's independence. Management and KPMG LLP have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also considered the status of pending litigation, if any, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee deemed appropriate.

            Based upon the reviews and discussions described in this Audit Committee Report, the Audit Committee has recommended to the Board of Directors of the Company, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                               RESPECTFULLY SUBMITTED,

                                               THE AUDIT COMMITTEE

                                               William R. Scarbrough, Chairman
                                               Jonathan S. Bannett
                                               Costa N. Kensington
                                               Edward J. Waite, III

                                   AUDIT FEES

            The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's consolidated financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $234,550.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

                  There were no fees billed by KPMG LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2001.

                                 ALL OTHER FEES

            The aggregate fees billed by KPMG LLP for services rendered to the Company for the year ended December 31, 2001, other than for services described above under "Audit Fees," were $94,100.

            The Audit Committee has considered whether provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP's independence.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

            The following table sets forth information as of April 19, 2002, regarding persons, entities or groups, as such term is defined in Section 13 of the Securities Exchange Act of 1934, as amended, known to the Company to be the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock.

                                                       AMOUNT AND NATURE             PERCENT OF COMMON STOCK
NAME                                                      OF OWNERSHIP                    OUTSTANDING(1)
----                                                      ------------                    --------------
Blackman Investments LLC                                  1,820,030 (2)                      19.62%
    41 Wee Burn Lane
    Darien, CT 06820

Botti Brown Asset Management, LLC                           488,200 (3)                       5.26%
    One Montgomery Street, Suite 3300
    San Francisco, CA 94104

Dimensional Fund Advisors, Inc.                             628,400 (4)                       6.77%
    1299 Ocean Avenue - 11th Floor
    Santa Monica, CA 90401

Mariner Partners, Inc., et al.                            5,544,171 (5)                      59.77%
    780 Third Avenue - 16th Floor
    New York, NY 10017

Royce & Associates, Inc.                                    725,800 (6)                       7.82%
    1414 Avenue of the Americas
    New York, NY 10019

Wachovia Corporation                                        792,256 (7)                       8.54%
    One Wachovia Center
    Charlotte, NC 28288-0137

Louise B. Tollefson 2000 Florida Intangible               1,080,667 (8)                      11.65%
Tax Trust
    c/o Robert G. Simses, Trustee
    Warwick Simses Bauer & Banister
    140 Royal Palm Way, Suite 205
    Palm Beach, FL 33480

Louise B. Tollefson                                       1,183,931 (9)                      12.76%
    18665 S.E. Village Circle
    Tequesta, FL 33469

-------------
(1) Based upon 9,275,832 shares of Common Stock issued and outstanding as of April 19, 2002.

(2) The managing members of Blackman Investments LLC ("Blackman Investments") are Mr. John N. Blackman Jr., a member of our Board of Directors, and Mr. Blackman's spouse. Mr. Blackman disclaims beneficial ownership of the shares held by Blackman Investments. Blackman Investments has entered into a voting agreement dated February 20, 2002, as amended March 1, 2002, with certain other Company shareholders and Mariner Partners, Inc. regarding the listed shares as described below under the caption "Changes in Control."

(3) Based on a Schedule 13G dated and as filed with the Securities and Exchange Commission on February 6, 2002. Botti Brown Asset Management, LLC, an investment advisor registered under the Investment Advisers Act of 1940 ("BBAM"), holds the shares for clients who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares listed above. BBAM shares voting and dispositive power with John D. Botti, the controlling member of BBAM.

(4) Based on a Schedule 13G/A dated January 30, 2002, and as filed with the Securities and Exchange Commission on February 12, 2002. Dimensional Fund Advisers, Inc., an investment advisor registered under the Investment Advisers Act of 1940 ("Dimensional"), has sole voting and dispositive power with respect to all of the shares listed above. The listed shares are held for investment companies registered under the Investment Company Act of 1940, trusts and separate accounts for which Dimensional acts as investment advisor. Dimensional disclaims beneficial ownership of all of these shares.

(5) Based on a Schedule 13D dated and as filed with the Securities and Exchange Commission on March 4, 2002. Mariner Partners, Inc. ("Mariner"), together with 1) Mr. Mark W. Blackman, a member of our Board of Directors;
      2) Blackman Investments LLC ("Blackman Investments"); 3) Mr. John N. Blackman, Jr., a member of our Board of Directors, as co-trustee of Blackman Charitable Remainder Trust ("Blackman Co-Trust") (with the approval of his spouse as co-trustee of Blackman Co-Trust) and 4) Mr. Robert G. Simses, a member of our Board of Directors, as trustee of Louise
      B. Tollefson 2000 Florida Intangible Trust ("2000 FIT") and Louise B. Blackman Tollefson Family Foundation ("Foundation") and as co-trustee of Louise B. Tollefson Charitable Lead Annuity Trust ("CLAT") and Bennett H. Tollefson Charitable Lead Unitrust ("CLUT") (with the approval of First Union National Bank as co-trustee of CLAT and CLUT), entered into a voting agreement dated February 20, 2002, as amended March 1, 2002 (the "Voting Agreement"), and, collectively, share voting and dispositive power over the listed shares of Common Stock and may be deemed to constitute a "group" as that term is used under Section 13 of the Securities Exchange Act of 1934, as amended. Information concerning the Voting Agreement is described below under the caption "Changes in Control."

            Mr. Mark W. Blackman's address is: 330 Madison Avenue, New York, NY 10017; Blackman Investment's and Mr. John N. Blackman Jr.'s address is: 41 Wee Burn Lane, Darien, CT 06820; and Mr. Simses' address is: Warwick Simses Bauer & Banister, 140 Royal Palm Way, Suite 205, Palm Beach, FL 33480. Mariner Partners, Inc. is wholly owned by Mr. William J. Michaelcheck, a nominee to our Board of Directors.

(6) Based on a Schedule 13G/A dated February 7, 2002, and as filed with the Securities and Exchange Commission on February 8, 2002. Royce & Associates, Inc., an investment advisor registered under the Investment Advisers Act of 1940, has sole voting and dispositive power with respect to all of these shares.

(7) Based on a Schedule 13G/A dated February 13, 2002, and as filed with the Securities and Exchange Commission on February 14, 2002. The shares are held by First Union Securities, Inc., an investment advisor registered under the Investment Advisers Act of 1940, and First Union National Bank. First Union Securities, Inc. and First Union National Bank are subsidiaries of Wachovia Corporation, a bank holding company.

(8) Mr. Robert G. Simses, trustee of the Louise B. Tollefson 2000 Florida Intangible Tax Trust ("2000 FIT") and a member of our Board of Directors, disclaims beneficial ownership of the listed shares. Mr. Simses as trustee of 2000 FIT has entered into a voting agreement dated February 20, 2002, as amended March 1, 2002, with certain other Company shareholders and Mariner Partners, Inc. regarding the shares held by 2000 FIT as described below under the caption "Changes in Control."

(9) Includes 5,262 shares held by Mrs. Tollefson, 1,080,667 shares held by Mr. Robert G. Simses, a member of our Board of Directors, as trustee of the Louise B. Tollefson 2000 Florida Intangible Tax Trust, 96,600 shares held by the Louise B. Tollefson and Bennett H. Tollefson Charitable Remainder Unitrust, and 1,402 shares held by Mrs. Tollefson's spouse. Mrs. Tollefson disclaims beneficial ownership of the shares held by her spouse.

                  The determination that there were no other persons, entities or groups, as such term is defined in Section 13 of the Securities Exchange Act of 1934, as amended, known to the Company to beneficially own more than 5% of the Common Stock was based on a review of all statements filed with respect to the Company since the beginning of the past fiscal year with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

                        SECURITY OWNERSHIP OF MANAGEMENT

                  The following table sets forth information as of April 19, 2002, with respect to the issued and outstanding shares of Common Stock beneficially owned by each Director of the Company, each nominee for Director of the Company, each executive officer named in the "Summary Compensation Table" above and all Directors, Director nominees and executive officers of the Company as a group. We deem shares of Common Stock that may be acquired by an individual within 60 days of April 19, 2002, pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as otherwise noted, each person listed in the table owns all shares directly and has sole voting and investment power with respect to them.

                                                       AMOUNT AND NATURE             PERCENT OF COMMON STOCK
NAME                                                      OF OWNERSHIP                    OUTSTANDING(1)
----                                                      ------------                    --------------
John R. Anderson                                              1,856                           *
Glenn Angiolillo                                                 -0-                          *
Robert W. Bailey                                             17,371 (2)                       *
Jonathan S. Bannett                                           2,556                           *
John N. Blackman, Jr.                                     2,012,398 (3)                      21.70%
Mark W. Blackman                                          1,979,530 (4)                      21.34%
A. George Kallop                                                 -0-                          *
John Kean, Jr.                                                2,716                           *
Costa N. Kensington                                           3,566                           *
William J. Michaelcheck                                   1,800,000 (5)                      19.41%
Charles A. Mitchell                                             700                           *
William R. Scarbrough                                         2,816                           *
William D. Shaw, Jr.                                             -0-                          *
Robert G. Simses                                          1,814,611 (6)                      19.56%
George R. Trumbull, III                                          -0-                          *
Edward J. Waite, III                                          6,856                           *
Glenn R. Yanoff                                               2,045 (7)                       *
Lawrence S. Davis                                             5,000 (8)                       *
George F. Berg                                                   -0-                          *
Thomas J. Iacopelli                                          14,250 (9)                       *
All Directors, Director nominees and
executive officers as a group (20 persons)                5,866,271 (10)                     63.24%

--------------

*     Less than 1% of issued and outstanding Common Stock.

(1) Based upon 9,275,832 shares of Common Stock issued and outstanding as of April 19, 2002.

(2) Includes 16,667 shares of Common Stock that may be acquired within sixty days of April 19, 2002, through the exercise of options.

(3) Includes 100,000 shares held by Blackman Charitable Remainder Trust ("Blackman Co-Trust") for the benefit of Mr. Blackman's spouse and children for which Mr. Blackman and his spouse are co-trustees; 1,820,030 shares held by Blackman Investments, LLC ("Blackman Investments") for which Mr. Blackman and his spouse are managing members. Mr. Blackman disclaims beneficial ownership of the shares held by Blackman Investments and Blackman Co-Trust. Blackman Investments and Mr. Blackman, as co-trustee of the Blackman Co-Trust (with the approval of his spouse as co-trustee of Blackman Co-Trust), have entered into a voting agreement dated February 20, 2002, as amended March 1, 2002, with certain other Company shareholders and Mariner Partners, Inc. regarding the shares held by Blackman Investments and Blackman Co-Trust as described below under the caption "Changes in Control."

(4) Includes 110,000 shares held by trusts for the benefit of Mr. Blackman's children and 60,000 shares held by Mr. Blackman's spouse; Mr. Blackman disclaims beneficial ownership over such shares. Mr. Blackman has entered into a voting agreement dated February 20, 2002, as amended March 1, 2002, with certain other Company shareholders and Mariner Partners, Inc. regarding the remaining 1,809,530 shares held by Mr. Blackman as described below under the caption "Changes in Control."

(5) Mariner Partners, Inc., a Delaware corporation wholly owned by Mr. Michaelcheck, has an option to purchase up to and including 1,800,000 shares of Common Stock from certain Company shareholders at any time and from time to time pursuant to a voting agreement dated February 20, 2002, as amended March 1, 2002 (the "Voting Agreement"). Additional information concerning the Voting Agreement is described below under the caption "Changes in Control."

(6) Includes 1,080,667 shares held by Mr. Simses as trustee of the Louise B. Tollefson 2000 Florida Intangible Tax Trust ("2000 FIT"), 39,288 shares held as trustee of the Louise B. Blackman Tollefson Family Foundation ("Foundation"), 349,123 shares held as co-trustee of the Louise B. Tollefson Charitable Lead Annuity Trust ("CLAT") and 345,533 shares held as co-trustee of the Bennett H. Tollefson Charitable Lead Unitrust ("CLUT"). Mr. Simses has sole voting and dispositive power over the shares held in the 2001 FIT and the Foundation. Mr. Simses and First Union National Bank, as co-trustees of CLAT and CLUT, share voting and dispositive power with respect to the shares held by such trusts. Mr. Simses diclaims beneficial ownership of the shares held by 2000 FIT, Foundation, CLAT and CLUT. Mr. Simses as trustee of 2000 FIT and Foundation and as co-trustee of CLAT and CLUT (with the approval of First Union National Bank as co-trustee of CLAT and CLUT) entered into a voting agreement dated February 20, 2002, as amended March 1, 2002, with certain other Company shareholders and Mariner Partners, Inc. regarding the shares held by 2000 FIT, Foundation, CLAT and CLUT as described below under the caption "Changes in Control."

(7) Includes shares that Mr. Yanoff owns jointly with his spouse and in trust for the benefit of his minor children.

(8) The listed shares of Common Stock may be acquired within sixty days of April 19, 2002, through the exercise of options.

(9) Includes 14,000 shares of Common Stock that may be acquired within sixty days of April 19, 2002, through the exercise of options.

(10) Of the 5,866,271 shares listed as beneficially owned by all Directors, Director nominees and officers as a group, 35,667 shares represent shares which could be acquired within 60 days of April 19, 2002, upon exercise of options. These shares are included in the total number of outstanding shares for the purpose of determining the percentage of Common Stock beneficially owned by all Directors, Director nominees and officers as a group. The listed shares do not include the 1,800,000 shares listed for Mr. Michaelcheck because those shares represent shares that Mariner Partners, Inc., Mr. Michaelcheck's wholly owned company, may acquire from certain other shareholders listed in the table above at any time and from time to time pursuant to a voting agreement dated February 20, 2002, as amended March 1, 2002 (the "Voting Agreement"); if those shares were acquired by Mariner Partners, Inc., the total shareholdings of those other shareholders would be reduced correspondingly. Information concerning the Voting Agreement is described below under the caption "Changes in Control."

                               CHANGES IN CONTROL

            Pursuant to a voting agreement dated February 20, 2002, as amended March 1, 2002 (the "Voting Agreement"), 1) Mariner Partners, Inc. ("Mariner"), a Delaware corporation wholly owned by Mr. William J. Michaelcheck, a nominee to our Board of Directors; 2) Mr. Mark W. Blackman, a member of our Board of Directors; 3) Blackman Investments LLC for which Mr. John N. Blackman, Jr., a member of our Board of Directors, and his spouse are managing members ("Blackman Investments"); 4) Mr. John N. Blackman, Jr. as co-trustee of Blackman Charitable Remainder Trust ("Blackman Co-Trust") (with the approval of his spouse as co-trustee of Blackman Co-Trust) and 5) Mr. Robert G. Simses, a member of our Board of Directors, as trustee of Louise B. Tollefson 2000 Florida Intangible Trust ("2000 FIT") and Louise B. Blackman Tollefson Family Foundation ("Foundation") and as co-trustee of Louise B. Tollefson Charitable Lead Annuity Trust ("CLAT") and Bennett H. Tollefson Charitable Lead Unitrust ("CLUT") (with the approval of First Union National Bank as co-trustee of CLAT and CLUT) agreed to certain matters with respect to the shares held by Mr. Mark W. Blackman, Blackman Investments, Blackman Co-Trust, 2000 FIT, Foundation, CLAT and CLUT. Additional information concerning the 5,544,171 total shares held by Mr. Mark W. Blackman, Blackman Investments, Blackman Co-Trust, 2000 FIT, Foundation, CLAT and CLUT (the "Voting Shares") is contained above under the captions "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management." Mr. Mark W. Blackman, Mr. John N. Blackman, Jr. (together with Blackman Investments) and Mr. Robert G. Simses are referred to below as the three "Participating Shareholders" under the Voting Agreement.

            Voting. By entering into the Voting Agreement, the Participating Shareholders authorized Mariner, with the approval of any two of the three Participating Shareholders, to vote all Voting Shares at all shareholder meetings and adjournments thereof or on any action or approval by written consent of the Company's shareholders. If any two of the three Participating Shareholders fail to approve a vote by Mariner on any matter, Mariner will not vote on that matter, but (except as set forth below) Mariner's not voting with respect to any matter as a result of the provisions of the Voting Agreement will not entitle any Participating Shareholder to instead vote their respective Voting Shares on that matter. However, for matters involving 1) the merger or consolidation of the Company, 2) the sale of all or substantially all of the Company's assets, 3) the Company's dissolution and/or liquidation and 4) any recapitalization or stock offering of the Company (each, a "Significant Event"), if any two of the three Participating Shareholders fail to approve a vote by Mariner on a Significant Event, Mariner will not vote on that matter, but Participating Shareholders may instead vote their respective Voting Shares regarding the Significant Event.

            Nominations to the Board of Directors. Under the Voting Agreement, Mariner can nominate four candidates for election to the Company's Board of Directors and each Participating Shareholder is entitled to nominate two candidates for a total of ten nominees. Provided that they are legally qualified to serve as Directors, Mariner shall vote the Voting Shares in favor of the Participating Shareholders' nominees. For the Annual Meeting, Mariner has nominated Messrs. William J. Michaelcheck, William D. Shaw, Jr., George R. Trumbull, III, and A. George Kallop and the Participating Shareholders have nominated themselves. In addition to the foregoing, the other persons nominated for election as Directors at the Annual Meeting have been so nominated with the approval of Mariner and the Participating Shareholders.

            Subject to the Company's bylaws, any Participating Shareholder may, acting reasonably, at any time and from time to time replace any Director nominated by him or nominate a successor and Mariner shall use reasonable efforts to elect and vote the Voting Shares in favor of the Participating Shareholder's replacement Director or successor. Mariner shall not without the consent of a Participating Shareholder, vote the Voting Shares to remove a Director nominated by that Participating Director. Additional information concerning all nominees to the Board of Directors is provided above under the caption "Proposal No. 1: Election of Directors."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            The Company made payments of approximately $1,055 in 2001 to the law firm of Kensington & Ressler LLC, for legal services. Costa N. Kensington, a Director of the Company, is a member in the firm of Kensington & Ressler LLC.

            The Company received net premiums totaling approximately $1.5 million in 2001 on policies written through I. Arthur Yanoff & Co, Ltd., an insurance brokerage at which Glenn R. Yanoff, a Director of our Company, is a vice president and insurance underwriter. In connection with the placement of such business, net commission payments of approximately $299,000 were made by the Company to I. Arthur Yanoff & Co, Ltd.

               PROPOSAL NO. 2: RATIFICATION OF THE RE-APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

            KPMG LLP, the independent public accountants engaged as the principal accountants to audit the Company's financial statements for the fiscal year ended December 31, 2001, has been extended an offer to continue as the Company's independent public accountants for the fiscal year ending December 31, 2002. The Company's Board of Directors, following the recommendation of the Audit Committee, recommends that shareholders ratify the re-appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002. If the shareholders do not ratify the re-appointment of KPMG LLP, the selection of independent public accountants will be reconsidered by the Audit Committee.

                THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

            Representatives of KPMG LLP will be present at the Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions.

                 PROPOSAL NO. 3: APPROVAL OF THE ADOPTION OF THE
                NYMAGIC, INC. 2002 NONQUALIFIED STOCK OPTION PLAN

            The Company's shareholders are also being asked to approve the NYMAGIC, INC. 2002 Nonqualified Stock Option Plan (the "2002 Plan"). The 2002 Plan is the successor equity incentive plan to the Company's 1991 Stock Option Plan (the "1991 Plan"). As of April 19, 2002, there were approximately 108,700 shares of Common Stock available for issuance under the 1991 Plan.

            Equity incentives continually have been a significant component of compensation for a broad range of our Directors, officers and employees. We believe that this practice has enabled the Company to attract and retain the highly qualified and experienced individuals that it continues to require. By linking Directors, officers and employees' compensation to corporate performance, their reward directly is related to the Company's success. We believe the use of equity incentives increases motivation to improve shareholder value.

            The Board of Directors adopted the 2002 Plan on April 9, 2002, subject to shareholder approval. The affirmative vote of the holders of a majority of the outstanding shares entitled to vote will be required to approve the 2002 Plan. Below is a summary of the principal provisions of the 2002 Plan and its operation. A copy of the 2002 Plan is set forth in full in Exhibit A to this Proxy Statement, and the following description of the 2002 Plan is qualified in its entirety by reference to that Exhibit.

                THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

            General. Directors, officers and employees of the Company and its subsidiaries may be granted options to purchase shares of Common Stock under the 2002 Plan. Following the Annual Meeting, if all nominees for Director are elected, the Company will have six officers, ten non-employee Directors and approximately one hundred employees eligible to receive awards under the 2002 Plan. As of the date of this Proxy Statement, no awards had been made under the 2002 Plan.

            A maximum of 500,000 shares of Common Stock may be made the subject of options granted under the 2002 Plan. No Director, officer or employee may be granted options with respect to more than 500,000 shares of Common Stock; however, that number of shares may be adjusted in the event of certain changes in the capitalization of the Company. The closing bid price of Common Stock as reported on the New York Stock Exchange on April 19, 2002, was $19.70 per share.

            The 2002 Plan will be administered by a committee of at least three Directors (the "Committee"), each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will have authority, subject to the terms of the 2002 Plan, to determine when and to whom to make grants under the plan, the number of shares to be covered by the grants, the terms of the options granted, the exercise price of the shares of Common Stock covered by options and to prescribe, amend and rescind rules and regulations relating to the 2002 Plan. Options granted under the 2002 Plan may not be transferred to another person except by will or the laws of descent and distribution.

            Nonqualified Options. All options granted under the 2002 Plan shall be nonqualified stock options. The per share purchase price under each option granted shall be established by the Committee at the time the option is granted. However, the per share purchase price shall not be less than 95% of the fair market value (generally, the current price reflected in trading on the New York Stock Exchange, which is our principal trading market) of a share of Common Stock on the date the option is granted. Each option granted pursuant to the 2002 Plan shall be for such term as determined by the Committee; provided, however, that no option shall be exercisable sooner than one year nor more than ten years from the date it was granted.

            Options granted pursuant to the 2002 Plan generally only may be exercised during the period that the option holder is an employee or Director of either the Company, a subsidiary of the Company or another corporation as referred to in Section 421(a)(2) of the Code. In the event of the death or permanent disability of the option holder, the option may be exercised by the holder (or the holder's estate, as the case may be), for a period as provided for in the agreement evidencing the option grant, but in no case later than the termination date of the option. The agreements evidencing the grant of an option may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to such option upon a termination or change in status of the employment or service of the option holder.

            Amendment or Termination. The Board of Directors of the Company has the power to terminate or amend the 2002 Plan at any time. If the Board of Directors does not take action to earlier terminate the 2002 Plan, it will terminate on April 9, 2012. Certain amendments may require the approval of the Company's shareholders, and no amendment adversely may affect options that previously had been granted without the written consent of the holders of those options.

            Federal Income Tax Consequences. The following is a general discussion of certain U.S. federal income tax consequences relating to the exercise of options to be granted under the 2002 Plan. This discussion does not address all aspects of U.S. federal income taxation, does not discuss state, local and foreign tax issues and does not discuss considerations applicable to a holder who is, with respect to the United States, a non-resident alien individual. This summary of federal income tax consequences does not purport to be complete and is based upon interpretations of the existing laws, regulations and rulings which could be altered materially with enactment of any new tax legislation.

            In general, an option holder who receives a nonqualified stock option will recognize no income for federal income tax purposes at the time of the grant of the option. Upon exercise of a nonqualified stock option, an option holder will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. The option holder's tax basis in shares acquired upon exercise of a nonqualified stock option will be the fair market value on the date of exercise, and the option holder's holding period will commence on that date. The Company and its subsidiaries will be entitled to a business expense deduction in the same amount and at the same time as the option holder recognizes ordinary income.

                                  OTHER MATTERS

            NYMAGIC knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, NYMAGIC intends that the proxyholders will vote your shares in accordance with his or her best judgment.

            The expense of this solicitation, which represents the amount normally expended for an uncontested solicitation, will be borne by the Company. In addition to solicitation by mail, there may be solicitation made by Directors, officers and regular employees of the Company without additional compensation therefor. The cost of solicitation may include reimbursements to brokers, custodians, nominees and other fiduciaries for reasonable out-of-pocket and clerical expenses incurred in forwarding proxy material to their principals.

            The Company obtained an insurance policy which insures the Directors and officers of the Company and its subsidiaries against certain liabilities that they may incur in the performance of their duties, and insures the Company against obligations to indemnify such persons against such liabilities. The policy, effective May 31, 2001 through May 31, 2002, is underwritten by Great American Insurance Company at a premium of $67,100. The foregoing information is provided to shareholders of the Company pursuant to Section 726(d) of the New York Business Corporation Law.

          SUBMISSION OF SHAREHOLDER PROPOSALS AND DISCRETIONARY VOTING

            Your eligibility as a shareholder to submit proposals, the proper subject of such proposals and other issues governing shareholder proposals are regulated by the rules adopted under Section 14 of the Securities Exchange Act of 1934, as amended. To be considered for inclusion in the proxy statement relating to NYMAGIC's annual meeting of shareholders to be held in 2003, shareholder proposals must be received no later than December 27, 2002. If we do not receive notice of any matter to be considered for presentation at the 2003 annual meeting, although not included in the proxy statement, by March 12, 2003, management proxies may confer discretionary authority to vote on the matters presented at the 2003 annual meeting by a shareholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934, as amended. All shareholder proposals should be delivered to the attention of: Corporate Secretary, NYMAGIC, INC., 330 Madison Avenue, New York, NY 10017.

                  Each proposal submitted should include the full and correct name and address of the shareholder(s) making the proposal, the number of shares beneficially owned and their date of acquisition. If beneficial ownership is claimed, proof thereof also should be submitted with the proposal. The shareholder or the shareholder's representative must appear in person at the annual meeting and must present the proposal, unless the shareholder can show good cause for not doing so.

                                  ANNUAL REPORT

            A copy of our Annual Report to Shareholders is being provided to each of our shareholders with this proxy statement. Additional copies may be obtained by writing to: Corporate Secretary, NYMAGIC, INC., 330 Madison Avenue, New York, NY 10017.

                                              BY ORDER OF THE BOARD OF
                                              DIRECTORS OF NYMAGIC, INC.

                                              Paula-Jane Seidman
                                              Vice President, General Counsel
                                              and Corporate Secretary

April 26, 2002

                                      PROXY

                                  NYMAGIC, INC.

       PROXY SOLICITED ON BEHALF OF THE NYMAGIC, INC. BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2002

     The undersigned whose signature(s) appear(s) on the reverse side of this card hereby appoints Robert W. Bailey and Paula-Jane Seidman and each of them, with full power of substitution, proxies to represent and to vote all of the shares of Common Stock which the undersigned would be entitled to vote, on all matters which properly may come before the Annual Meeting of Shareholders of NYMAGIC, INC. (the "Company"), to be held at the Company's offices, 330 Madison Avenue, New York, New York, on May 22, 2002, at 9:30 A.M., local time, and at any adjournment thereof.

     THE PROXIES WILL VOTE SUBJECT TO THE DIRECTIONS INDICATED ON THE REVERSE SIDE OF THIS CARD. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE PROXIES ALSO ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ALL OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.


--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.                                          Please mark   [X]
                                                                                                              your votes as
                                                                                                              indicated in
                                                                                                              this example

1. ELECTION OF DIRECTORS: 01 John R. Anderson,          2. RATIFICATION OF THE RE-APPOINTMENT OF         FOR     AGAINST   ABSTAIN
   02 Glenn Angiolillo, 03 Robert W. Bailey,               KPMG LLP as independent public accountants    [ ]       [ ]       [ ]
   04 John N. Blackman, Jr., 05 Mark W. Blackman,          of the Company.
   06 A. George Kallop, 07 William J. Michaelcheck,
   08 William D. Shaw, Jr., 09 Robert G. Simses,        3. APPROVAL OF THE ADOPTION OF THE NYMAGIC,      FOR     AGAINST   ABSTAIN
   10 George R. Trumbull, III and 11 Glenn R. Yanoff       INC. 2002 NONQUALIFIED STOCK OPTION PLAN.     [ ]       [ ]       [ ]

             FOR         WITHHOLD AUTHORITY
             all          to vote for all
           nominees           nominees
             [ ]                [ ]
                                                                                The undersigned acknowledges receipt of the
                                                                                accompanying Proxy Statement and Annual Report
____________________________________________________                            dated April 26, 2002.
To withhold authority to vote for any nominee(s),
print the name(s) on the line provided above.                                   Please sign below exactly as name appears hereon.
                                                                                Joint owners must sign. If more than one trustee,
                                                                                all must sign. When signing as attorney, executor,
                                                                                administrator, trustee or guardian, please give
                                                                                full title and authority. If signing in the name
                                                                                of a corporation or partnership, please sign full
                                                                                corporate or partnership name and indicate title
                                                                                of authorized signatory.

                                                                                Signature: __________________ Dated: _____, 2002

                                                                                Signature: __________________ Dated: _____, 2002


----------------------------------------------------------------------------------------------------------------------------------
                                                   ^ FOLD AND DETACH HERE ^

                                                                       Exhibit A
                                                                       ---------
                                  NYMAGIC, INC.
                       2002 NONQUALIFIED STOCK OPTION PLAN

            1. Purpose. The purpose of the NYMAGIC, INC. 2002 Nonqualified Stock Option Plan (the "Plan") is to maintain the ability of NYMAGIC, INC. (the "Company") and its subsidiaries to attract and retain highly qualified and experienced employees, officers and directors and to give such employees, officers and directors a continued proprietary interest in the success of the Company and its subsidiaries. Pursuant to the Plan, such employees, officers and directors will be offered the opportunity to acquire the Company's Common Stock, par value $1.00 per share (the "Common Stock"), through the grant of nonqualified stock options. As used herein, the term "subsidiary" shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

            2. Administration of the Plan.

            (a) The Plan shall be administered by a committee (the "Committee") as appointed from time to time by the Board of Directors of the Company (the "Board"), which Committee shall consist of not fewer than three members of the Board, each of whom shall be a "non-employee director," (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended) and an "outside director" (within the meaning of Section 162(m) of the Code) (collectively, the "Non-Employee Directors"); provided, however, that with respect to awards to Non-Employee Directors, the Plan shall be administered by the entire Board, and in such instances, references herein to "Committee" shall mean the entire Board. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

            (b) In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Committee shall be final and conclusive on all employees and directors of the Company and its subsidiaries participating or eligible to participate in the Plan. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee shall determine the employees and directors to whom, and the time or times at which, grants shall be made. Within the limitations of the Plan, the number of shares for which options will be granted from time to time and the periods for which the options will be outstanding will be determined by the Committee.

            (c) Each option granted pursuant to the Plan shall be evidenced by an option agreement (an "Agreement"). An Agreement shall not be a precondition to the granting of options; however, no person shall have any rights under any option granted under the Plan unless and until the person to whom such option shall have been granted shall have executed and delivered to the Company an Agreement. The Committee shall prescribe the form of all Agreements. A fully executed original of the Agreement shall be provided to both the Company and the recipient of the grant.

            (d) The Committee shall have the right to designate options granted pursuant to the Plan as "Performance Awards." Options so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such options in accordance with Section 162(m) of the Code. The grant or vesting of a Performance Award shall be subject to the achievement of performance objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: underwriting profits, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added and market value added ("Performance Objectives").

            The Performance Objectives for a particular Performance Award relative to a particular fiscal year shall be established by the Committee in writing no later than 90 days after the beginning of such year. The

Committee's determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing. The Committee shall have discretion to modify the Performance Objectives or vesting conditions of a Performance Award only to the extent that the exercise of such discretion would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

            3. Shares of Stock Subject to the Plan. The total number of shares with respect to which options may be granted under the Plan is Five Hundred Thousand (500,000) shares of Common Stock except that said number of shares shall be adjusted as provided in Section 11. Any shares subject to an option which for any reason expires or is terminated unexercised may again be optioned under the Plan. Shares subject to the Plan may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries.

            4. Eligibility. Employees, including officers, and directors of the Company and its subsidiaries are eligible to be granted options under the Plan. The employees and directors who shall receive options under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, which may be based upon information furnished to the Committee by the Company's management, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the option or options granted to each such employee or director selected. Such key salaried employees and directors who are selected to participate in the Plan shall be referred to collectively herein as "Participants." In no event shall any Participant who is a key employee (for purposes of Section 162(m) of the Code) be granted stock options with respect to more than 500,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 11 hereof).

            5. Duration of the Plan. No option may be granted under the Plan more than ten years from the date the Plan is adopted by the Board or the date the Plan receives shareholder approval, whichever is earlier, but options theretofore granted may extend beyond that date.

            6. Terms and Conditions of Stock Options. All options granted under this Plan shall be nonqualified stock options; incentive stock options, as defined in Section 422 of the Code, shall not be granted under the Plan. Each such option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine.

            (a) The option price per share shall be determined by the Committee. However, the option price of stock options shall not be less than 95% of the Fair Market Value of a share of Common Stock at the time the option is granted. For purposes of the Plan, the "Fair Market Value" on any date, means (i) if the Common Stock is listed on a national securities exchange (including the New York Stock Exchange) or quotation system, the closing sales price on such exchange or quotation system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, (ii) if the Common Stock is not listed on a national securities exchange or quotation system, the mean between the bid and asked prices as quoted by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") for such date or (iii) if the Common Stock is neither listed on a national securities exchange or quotation system nor quoted by NASDAQ, the fair value as determined by such other method as the Committee determines in good faith to be reasonable.

            (b) Each option shall be exercisable pursuant to the attainment of such performance goals and/or during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the Agreement. In no event, however, may an option be exercised sooner than one year, or more than ten years, from the date the option was granted, except as provided in Section 7 in the event of a Change in Control.

            (c) An option shall not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of 100 shares or the full number of shares then subject to the option. No fractional shares of Common Stock shall be issued upon the exercise of an option. If a fractional share of Common Stock shall become subject to an option by reason of a stock dividend or otherwise, the optionee shall not be entitled to exercise the option with respect to such fractional share.

            (d) Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which notice must be accompanied by payment in full, including any taxes required by applicable law to be withheld by the Company. Payment, except as provided in the Agreement, shall be made as follows:

            (i) in United States dollars by certified check or bank draft; or

            (ii) in accordance with a cashless exercise program established by the Committee in its sole discretion under which either (A) if so instructed by the optionee, shares may be issued directly to the optionee's broker or dealer upon receipt of the purchase price in cash from the broker or dealer, or (B) shares may be issued by the Company to an optionee's broker or dealer in consideration of such broker's or dealer's irrevocable commitment to pay to the Company that portion of the proceeds from the sale of such shares that is equal to the exercise price of the option(s) relating to such shares plus the amount of taxes, if any, required to be withheld by the Company; or

            (iii) in such other manner as permitted by the Committee at the time of grant or thereafter.

            No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to such optionee's option until such optionee has given written notice of exercise of such optionee's option and paid in full for such shares.

            (e) Except as provided in the Agreement, an option may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the date of such exercise, the grantee was an employee or director of either the Company or of a subsidiary of the Company or of another corporation referred to in Section 421(a)(2) of the Code. The Agreement shall provide whether, and if so, to what extent, an option may be exercised after termination of continuous employment, but any such exercise shall in no event be later than the termination date of the option. If the grantee should die, or become permanently disabled as determined by the Committee in accordance with the Agreement, at any time when the option, or any portion thereof, shall be exercisable by such grantee, the option will be exercisable within a period provided for in the Agreement, by the optionee or person or persons to whom such optionee's rights under the option shall have passed by will or by the laws of descent and distribution, but in no event at a date later than the termination of the option. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it.

            (f) The option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution as provided in Section 6(e). During the lifetime of an optionee, the option shall be exercisable only by the optionee. In the event any option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased optionee as provided in Section 6(e), the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representative of the deceased optionee's estate or the proper legatees or distributees thereof.

            (g) The Committee may, but need not, require such consideration from an optionee at the time of granting an option as it shall determine, either in lieu of, or in addition to, the limitations on exercisability provided in
Section 6(d).

            (h) An option and any Common Stock received upon the exercise of an option shall be subject to such other transfer restrictions and/or legending requirements that are specified in the Agreement.

            7. Change in Control.

            (a) In the event of a Change in Control of the Company, the Committee may, in its sole discretion, with respect to options then outstanding, provide that any of the following applicable actions be taken as a result, or in anticipation, of any such event to assure fair and equitable treatment of
Participants:

            (i) accelerate the vesting or exercisability of any outstanding option awarded pursuant to this Plan; or

            (ii) offer to purchase any outstanding option from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or

            (iii) make adjustments or modifications to outstanding options as the Committee deems appropriate to maintain and protect the rights and interests of the Participants following such Change in Control.

            Any such action approved by the Committee shall be conclusive and binding on the Company, its subsidiaries and all Participants; provided, however, that notwithstanding the foregoing, under no circumstances shall the Committee take or approve any action that would result in an "excess parachute payment," as defined in Section 280G(b) of the Code.

            (b) For purposes hereof, "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, whether or not the Company is subject to the Exchange Act at such time; provided, however, that without limiting the generality of the foregoing, such a Change in Control shall in any event be deemed to occur if and when:

            (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), the Company, its subsidiaries and affiliates (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities; or

            (ii) stockholders approve a merger or consolidation as a result of which securities representing less than 51% of the combined voting power of the outstanding voting securities of the surviving or resulting corporation will be beneficially owned, directly or indirectly, in the aggregate by the former stockholders of the Company; or

            (iii) stockholders approve either (A) an agreement for the sale or disposition of all or substantially all of the Company's assets to an entity which is not a subsidiary of the Company, or (B) a plan of complete liquidation; or

            (iv) the persons who were members of the Board immediately before the completion of a tender offer by any person other than the Company or a subsidiary or affiliate of the Company, or before a merger, consolidation, or contested election, or before any combination of such transactions, cease to constitute a majority of the Board as a result of such transaction or transactions; or

            (v) a change in control of the Company occurs of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act if the Company were subject to the provisions of the Exchange Act at the time such change in control occurs (whether or not the Company is subject to the Exchange Act at that time), and at the time such change in control occurs, the Company is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing (A) more than 30% of the combined voting power of the Company's then outstanding securities, and (B) more than the percentage of the combined voting power of the Company's outstanding securities beneficially owned, directly or indirectly, at that time by any other person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act).

            (c) In no event, however, may the occurrence of a Change in Control result in (i) any option being exercised prior to the expiration of six months from the date it was granted (unless otherwise provided for in the Agreement), or (ii) any option being exercised more than ten years after the date it was granted.

            8. Transfer, Leave of Absence. For the purpose of the Plan: (a) a transfer of an employee from the Company to a subsidiary or affiliate of the Company, whether or not incorporated, or vice versa, or from one subsidiary or affiliate of the Company to another, and (b) a leave of absence, duly authorized in writing by the Company or a subsidiary or affiliate of the Company, shall not be deemed a termination of employment.

            9. Rights of Employees and Directors.

            (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the Agreement.

            (b) Nothing contained in the Plan or Agreement shall be deemed to give any employee or director the right to be retained in the service of the Company or its subsidiaries.

            10. Tax Withholding Obligations. As provided in Section 6(d), a Participant who wishes to exercise an option must pay to the Company, in cash, at the time of such exercise, the amount of any taxes required to be withheld by the Company upon the exercise of the option.

            11. Changes in Capital; Reorganization. Upon changes in the outstanding Common Stock by reason of a merger, consolidation, stock dividend, stock split, reverse split, subdivision, recapitalization, an extraordinary dividend payable in cash or property, combination or exchange of shares, separation, reorganization or liquidation, and the like, the aggregate number and class of shares available under the Plan as to which stock options may be granted, as well as the number and class of shares under each outstanding option and the option price per share shall, in each case, be correspondingly adjusted by the Committee, such adjustments to be made without change in the total price applicable to such options.

            12. Miscellaneous Provisions.

            (a) The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise of any option under the Plan. Proceeds from the sale of shares of Common Stock pursuant to options granted under this Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

            (b) It is understood that the Committee may, at any time and from time to time after the granting of an option hereunder, specify such additional terms, conditions and restrictions with respect to such option as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, without limitation, terms, restrictions and conditions for compliance with federal and state securities laws and methods of withholding or providing for the payment of required taxes.

            (c) If at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no option may be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

            (d) By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated such Participant's or person's acceptance and ratification, and consent to, any action taken under the Plan by the Committee, the Company or the Board.

            (e) THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

            13. Limits of Liability.

            (a) Any liability of the Company or any of its subsidiaries to any Participant with respect to any option shall be based solely upon contractual obligations created by the Plan and the Agreement.

            (b) None of the Company or any of its subsidiaries, or any member of the Committee or the Board, or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

            14. Amendments and Termination. The Board may, at any time, amend, alter or discontinue the Plan; provided, however, no amendment, alteration or discontinuation shall be made which, without the approval of the stockholders, would:

            (a) except as is provided in Section 11, increase the maximum number of shares of Common Stock (i) reserved for the purpose of the Plan, or (ii) with respect to which options may be granted to a key employee in a calendar year; or

            (b) except as is provided in Section 11, decrease the option price of an option to less than 95% of the Fair Market Value of a share of Common Stock on the date of the granting of the option; or

            (c) change the class of persons eligible to receive an option under the Plan; or

            (d) extend the duration of the Plan.

            The Committee may amend the terms of any option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without such holder's written consent.

            15. Duration. The Plan has been adopted by the Board pending approval by a majority of the Company's stockholders within the period ending 12 months after the date of such adoption. The Plan shall terminate upon the earliest of the following dates or events to occur:

            (a) failure of the Company's stockholders to approve the Plan within 12 months after the date of adoption by the Board; or

            (b) the adoption of a resolution of the Board, terminating the Plan; or

            (c) the date all shares of Common Stock subject to the Plan are granted according to the Plan's provisions; or

            (d) April 9, 2012.